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                                                                   Exhibit 10.3

                   NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

              THIS AGREEMENT, made and executed as of the 7th day of
                         December , 1998, by and between

                    G&K SERVICES, INC. , a Minnesota corporation
                        (hereinafter referred to as "Employer").

                                        and

                Joseph L. Rotunda (hereinafter referred to as "Employee"),

                                    WITNESSETH:

     WHEREAS, Employer is a member of a group of affiliated corporations which includes G&K Services, Inc., a Minnesota corporation, and all its subsidiaries whether now existing or hereafter formed or acquired, which group is hereinafter referred to as the "G&K Group";

     WHEREAS, Employee either [cross out (a) or (b) as applicable]:

     (a) desires to enter the employ of Employer, and may hereafter be employed from time-to-time by other members of the G&K Group; or

            Chief Operating Officer
          ----------------------------------
                     (Position)

     (b) is and has for some time been a valuable and a key employee of one or more members of the G&K Group; and Employer desires to increase the Employee's compensation, employee fringe benefits, level of responsibility and authority or otherwise improve the terms of Employee's employment in the following manner [fill in changed employment arrangements]:

          --------------------------------------------------------------------

          --------------------------------------------------------------------

          which change in employment terms shall be hereinafter referred to as the Employee's "Increased Benefits";

     WHEREAS, Employer and Employee have mutually rescinded and cancelled all prior agreements between them with respect to Employee's employment, except those agreements applicable to all employees similarly situated with Employee; and

     WHEREAS, Employer desires to assure Employee's dedication by rewarding faithful and important contributions to Employer's business, and that of the G&K Group as a whole, and to preserve the value of such contributions by securing from Employee reasonable restriction against certain competitive activities;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

     1. EMPLOYMENT. Employer agrees to and does employ the Employee for an indefinite term, for such duties, compensation and other terms and conditions as shall be mutually agreed upon from time to time between Employer and Employee, including any Increased Benefits described above. Such employment may be terminated

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at any time by Employer or Employee for any reason and shall also terminate on death, disability or retirement of Employee. In connection with such employment, Employer agrees to acquaint Employee with any customers and accounts of Employer (or other members of the G&K Group) upon whom the Employee may be asked to call, solicit or otherwise serve.

          If Employee is or becomes a sales or service representative of Employer including a route driver, selling is a key duty which will require Employee to have extensive sales contacts with Employer's customers and potential customers. Employee agrees to solicit orders for, or assist in (or both) the delivery of towels, garments, mats, cleaning supplies, and other laundry and linen services provided by the Employer, and perform such other duties as the Employer may require of Employee from time to time. If so employed, Employee also agrees (1) to use his or her best efforts to obtain and retain trade for the Employer and (2) to faithfully work for the Employer in the performance of any assigned duties as a sales or service representative of the Employer.

     2. EMPLOYEE BENEFITS. Employee shall receive medical and hospitalization insurance, pension and other benefits, to the extent such benefits are consistent with Employer's general practices and policies, or as otherwise agreed between Employer and Employee.

     3. RESTRICTIVE COVENANTS. In consideration of the Employee's employment by Employer, or Employer's willingness to grant to Employee any Increased Benefits defined earlier in this Agreement, as the case may be, and the continued employment of Employee by Employer, Employee hereby covenants and agrees as follows:

          A. PROTECTION OF CONFIDENTIAL INFORMATION. While in the employ of any member of the G&K Group or at any time after termination of such employment, Employee shall not (1) directly or indirectly use for Employee's own benefit, or
(2) disclose, provide any person or entity with, or permit any person or entity access to, any information concerning the G&K Group's customer lists or routes, pricing, purchasing, inventory, business methods, training manuals or other materials developed for G&K's employee training programs, or any other non-public material information, relating to the business of the G&K Group, except in the usual course of Employee's duties for a member of the G&K
Group. Furthermore, except in the usual course of Employee's duties for a member of the G&K Group, Employee shall not at any time (1) remove any data or material from the offices of any member of the G&K Group, (2) record any of the contents of said data or material or (3) use for Employee's own benefit or disclose to any one directly or indirectly competing with a member of the G&K Group any information, data or materials obtained from the files of the G&K Group.

               Upon termination of employment, Employee shall collect and return, to the member (or its authorized representative) of the G&K Group last employing Employee all original copies and all photocopies of customer lists, prospective customer lists, contracts, books, records, training manuals, correspondence, business and financial records, operations reports or any part thereof acquired by Employee in the course of employment by any member of the G&K Group.

          B. CONFLICTS DURING EMPLOYMENT. While in the employ of any member of the G&K Group, Employee shall not:

               (1) solicit, induce or encourage any other G&K Group Employee to violate any term of their employment contract.

               (2)  be at the same time employed by a competing company.

               The foregoing restrictions shall survive both termination of this Agreement and termination of Employee's employment by any member of the G&K Group.

          C. COVENANT NOT TO COMPETE. During a period of eighteen (18) months from and after the date of termination of Employee's employment with the G&K Group for any reason, Employee shall not, anywhere within the geographic area in which Employer (or any other member of the G&K Group which employed Employee within three (3) years prior to such date) is conducting its businesses as of such date (the "Restricted Area"), directly or indirectly:

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               (1)  have any ownership interest in, financial participation in, or become employed by any competitor of any member of the G&K Group in the Restricted Area; or

               (2) call upon, solicit, or attempt to take away any customers or accounts of the G&K Group, with whom the Employee became acquainted as a result of employment of any member of the G&K Group; or

               (3) solicit, induce or encourage any employee of the G&K Group to violate any term of their employment contract with the G&K Group, or to assist any other person or entity to do so.

               The foregoing competitive restrictions shall survive termination of this Agreement and shall be effective and enforceable for eighteen (18) months following termination of Employee's employment with the member of the G&K Group last employing Employee, unless such period is extended for an additional length of time pursuant to this Agreement.

          D. REMEDIES. Employee acknowledges that irreparable harm will result to the G&K Group, its business and property, in the event of a breach of this Agreement by Employee, and that any remedy at law would be inadequate; and therefore, in the event this Agreement is breached by Employee, the affected members of the G&K Group shall be entitled, in addition to all other remedies or damages at law or in equity, to temporary and permanent injunctions and orders to restrain the violation hereof by Employee and all persons or entities acting for or with Employee.

               In the event of any breach of the foregoing restrictions, Employee agrees to pay the reasonable attorneys' fees incurred by Employer in pursuing any of its rights and remedies with respect to such breach, in addition to the actual damages sustained by Employer as a result thereof.

               Furthermore, in the event of a breach of Employee's covenant not to compete, the eighteen (18) month period stated therein shall be automatically extended and shall remain in full force during the period of time such breach continues.

     4. SEVERABILITY. It is agreed that each of the provisions contained herein is severable and, if any provision hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, including such provision in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby and shall be valid or enforceable to the fullest extent permitted by law; provided, however, that if any provision hereof is held to be invalid or unenforceable because of its duration or the territory covered, Employee and Employer agree to be bound by any reasonable period of time or reasonable territory, or both, as the case may be, determined by a court of competent jurisdiction.

     5. WAIVER. Any waiver by Employer, or any other member of the G&K Group, of one or more breaches of this Agreement by Employee shall not prevent subsequent enforcement of the Agreement by any of them or be deemed a waiver by any of them of any subsequent breach of this Agreement.

     6. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties hereto and may not be modified orally, but only by an agreement in writing signed by both parties.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Employer and Employee and shall inure to the benefit of Employee, the legal representatives of Employee and the successors and assigns of Employer and each member of the G&K Group, but shall not be assignable by Employee. In the event Employee's employment is transferred between members of the G&K Group, this Agreement shall be deemed to have been assigned to the member currently employing Employee.

     8. GOVERNING LAW. This Agreement will be governed by and interpreted under the laws of the State of Minnesota.

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     9.   VOLUNTARY AGREEMENT.  Employee enters into this Agreement voluntarily and after having had the opportunity to consult with an advisor of his/her choice.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

                                                  G&K SERVICES, INC.
                                                  a member of the G&K Group

By      s/Joseph L. Rotunda                       By      s/Thomas Moberly
   -------------------------------                   -------------------------

           Joseph L. Rotunda                      Its      Thomas Moberly
   -------------------------------                   -------------------------
            (Print Name)                                      MANAGER
              EMPLOYEE

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